                                                                   EXHIBIT 10.18

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement") is entered into on July 20, 2004 by and between FIRST NATIONAL BANK OF OMAHA, a national banking association ("Lender"), and SUMMIT HOTEL PROPERTIES, LLC ("Company"), a South Dakota limited liability company.

     WHEREAS, under the terms and conditions of this Agreement, Lender has approved the extension of a line of credit loan in the maximum principal amount of $18,000,000.00 (the "Loan") to Company to be used by Company as provided for in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I
                                 LINE OF CREDIT

     1.1. Line of Credit. Subject to the terms of this Agreement, Lender may lend Company, from time to time until the termination hereof and subject to the limitations set forth below, such sums as Company may request, but which shall not exceed in the aggregate principal amount at any time outstanding Eighteen Million and No/100 Dollars ($18,000,000.00). Subject to the conditions and limitations set forth herein, advances or readvances under the Line of Credit (each, an "Advance", and collectively, "Advances") will be made to Company, from time to time during the period commencing on the date hereof to but not including July ___, 2006 (the "Termination Date"), unless renewed by written agreement between Lender and Company. Lender will complete a renewal review of the Line of Credit on every anniversary date of this Agreement. In addition to the foregoing, the Line of Credit shall be deemed to automatically terminate if Lender accelerates any Term Note evidencing an Advance following an Event of Default, or if the occurrence of an Event of Default (as defined under Article VI hereof) causes any Term Note to become immediately due and payable,

     1.2. Purpose. Company shall use the Advances for the following purposes:
(i) to finance Company's purchase of a limited service hotel(s) (an Advance used for such purpose shall be hereinafter referred to as an "Acquisition Advance");
(ii) to finance the equity to be raised by Company from investors in connection with the purchase a limited service hotel, with the remainder of the purchase price for the limited service hotel financed through other financial accommodations obtained by Company (an Advance used for such purpose shall be hereinafter referred to as an "Equity Advance"); and (iii) to finance Company's working capital needs (an Advance used for working capital needs shall be hereinafter referred to as a "Working Capital Advance"). As used in this Agreement, the term "Property" shall mean a limited service hotel and all assets related thereto purchased by Company and financed with Lender with an Acquisition Advance or with the equity financed with an Equity Advance. The term Advance shall refer collectively to Acquisition Advances, Equity Advances and Working Capital Advances. The term Equity Investor shall mean a person or entity who contributes cash capital as part of the equity raised to purchase a Property. The term Investor Equity shall mean the cash capital contributed to a Property by an Equity Investor.

     An initial Advance in the amount of $9,952,000 will be used to refinance Company's existing indebtedness to Lender evidenced by that certain Term Note in the principal amount of $3,000,000.00 dated February 12, 2004 executed and delivered by Company to Lender and the indebtedness owed to the other Equity Lenders on the Hotels described in and as such terms are defined in that certain Loan Agreement dated February 12, 2004 between Company and Lender. Such Advance shall be an Equity Advance and shall be evidenced by a Term Note in the form of the Term Note form attached hereto as Exhibit A.

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     1.3. Limitations on Advances. Working Capital Advances shall at no time exceed $2,000,000 outstanding at any one time in the aggregate. Each Equity Advance shall be in the maximum amount of forty percent (40%) of the lesser of
(i) the total amount of the purchase price, franchise fees, franchise required expenditures including, but not limited to, capital improvements, signage and computer systems, architectural expenses, permits and fees, initial working capital and financing and closing costs (collectively, "Project Costs") for the Property acquired by Company where Company's equity in such Property is financed with an Equity Advance or (ii) the appraised value of such Property and the financing used by Company to finance the remainder of the Project Costs of such Property shall not exceed sixty-five percent (65%) of the lesser of (i) the appraised value of such Property or (ii) the Project Costs for such Property. Acquisition Advances shall at no time exceed the lesser of (i) the Project Costs for Property acquired with such Acquisition Advance or (ii) the appraised value of such Property.

     1.4. Notes. On the Closing Date (hereinafter defined) Company shall execute and deliver to Lender this Agreement and the other Loan Documents (as such term is defined below). Lender is authorized to record in a manner satisfactory to Lender, appropriate notations evidencing the date, type and amount of each Advance and the date and amount of each payment, which recording shall constitute prima facie evidence of the accuracy of the information recorded; provided, however, that the failure to make such recordings shall not affect the obligations of Company under this Agreement, any Term Note or affect the validity of any Advance. Each Acquisition Advance, Equity Advance and Working Capital Advance shall be evidenced by a Term Note in the form attached hereto as Exhibit A in the principal amount of such Acquisition Advance, Equity Advance or Working Capital Advance, as applicable. Each Term Note evidencing an Acquisition Advance or an Equity Advance will be limited to a term of one year and have a maturity date of the first anniversary date of the Term Note evidencing such Acquisition Advance or Equity Advance. The availability under the Line of Credit for Advances shall be reduced by the aggregate principal balance outstanding on Term Notes evidencing Acquisition Advances, Equity Advances and Working Capital Advances.

     1.5. Repayment. Each Term Note evidencing an Acquisition Advance or an Equity Advance shall be payable as follows: (i) interest only shall be paid monthly, in arrears and (ii) the principal balance together with accrued and unpaid interest shall be due and payable in full on the first anniversary date of the Term Note evidencing such Acquisition Advance or Equity Advance. In addition, on each Term Note evidencing an Acquisition Advance or an Equity Advance Company shall apply and pay on such Term Note the Investor Equity as and when the Investor Equity collected by Company from each Equity Investor is funded and subsequently released pursuant to that certain Summit Hotel Properties, LLC Escrow Account ("Escrow Account") created under that certain Escrow Agreement dated May 26, 2004 among Company, Lender and Guarantor (the "Escrow Agreement"), net of reasonable expenses of raising and collecting the Investor Equity. Company shall cause the Investor Equity to be deposited into the Escrow Account. The principal balance outstanding together with accrued and unpaid interest shall be due and payable in full on the first anniversary date of such Term Note whether or not Investor Equity has been committed and/or funded,

     Each Term Note evidencing a Working Capital Advance shall be payable as follows: (i) interest only shall be paid monthly, in arrears and (ii) the principal balance together will accrued and unpaid interest shall be due and payable in full on the Termination Date.

     1.6. Interest. The principal balance of each Acquisition Advance shall bear interest at a variable per annum rate equal to one quarter of one percent (1/4%) below the National Base Rate. The principal balance of each Equity Advance shall bear interest at a variable per annum rate equal to the National Base Rate. The principal balance of each Working Capital Advance shall bear interest at a variable per annum rate equal to the National Base Rate. Interest on Advances shall be payable monthly, in arrears, Accrued interest shall also be payable at maturity, whether by acceleration or otherwise, Interest shall be calculated on the number of days outstanding based upon a year consisting of three hundred and sixty (360) days. The principal balance of the


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Advances shall bear interest after default or maturity at a variable per annum rate of four percent (4%) in excess of the National Base Rate, but not to exceed the maximum rate allowed by law. National Base Rate means the per annum rate of interest announced by Lender from time to time as its prime rate of interest, which when used to compute the rate of interest hereunder shall change as of the day immediately following the date of any change in said National Base Rate. No representation is made that the National Base Rate is the best, lowest or a favored rate of interest.

     1.7. Requests for Advances. Company shall make requests for Advances (a "Request for Advance") to Lender in writing. Each Request for Advance shall specify the type of Advance requested, the amount of such Advance, the requested funding date for such Advance if an Equity Advance or an Acquisition Advance, the Property location, brand and Project Costs and such other information as Lender may require. Company shall submit to Lender a Request for Advance for an Acquisition Advance not less than 30 Business Days prior to the requested funding date for such Acquisition Advance. Lender shall not be obligated to fund an Acquisition Advance until the conditions applicable to Acquisition Advances set forth below have been fully satisfied.

     Company shall submit to Lender a Request for Advance for an Equity Advance not less than 10 Business Days prior to the requested funding date for such Equity Advance. Contemporaneously with such Request for Advance for an Equity Advance, Company will notify Lender in writing of the lender providing permanent financing for Company's purchase of the applicable Property, including the amount, interest rate and repayment terms of such permanent financing. Lender shall not be obligated to fund an Equity Advance until the conditions applicable to Equity Advances set forth below have been fully satisfied.

     Company shall submit to Lender a Request for Advance for a Working Capital Advance not less than one (1) Business Day prior to the requested funding date for such Working Capital Advance.

     Lender will credit the proceeds of any Advances to Company's deposit account at Lender or as otherwise mutually agreed upon by Company and Lender.

     1.8. Conditions to Advances. Each Request for Advance shall be deemed to constitute a representation by Company at the time of the request that no Event of Default (as defined in Article VI hereof) exists or is imminent and that the representations and warranties of Company contained in this Agreement are true in all material respects on or as of the date of such Request for Advance.

     1.9. Compensating Balances. In lieu of a commitment fee for the Line of Credit, Company agrees to maintain a compensating balance of not less than $2,000,000 in a depositary account Company shall maintain with Lender.

                                   ARTICLE II
                                   COLLATERAL

     Payment of Company's obligations hereunder, under the Loan and under the Loan Documents shall be secured and/or supported by the following (hereinafter collectively referred to as the "Collateral") until all such obligations are paid in full:

     2.1. Real Property. Contemporaneously with the issuance of a Term Note evidencing an Acquisition Advance, Company shall grant and execute in favor of Lender a first priority deed of trust or mortgage and assignment of rents and leases on the Property acquired with the Acquisition Advance, with such deed of trust or mortgage in form and substance acceptable to Lender. Thereafter, such deed of trust or mortgage and assignment of rents and leases shall secure the Advances.

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     2.2. Guaranty. The Summit Group, Inc. ("Guarantor") shall issue to Lender an unlimited, unconditional and continuing guaranty ("Guaranty") in support of the Advances. Such Guaranty shall be in form and substance acceptable to Lender. Guarantor's obligations under the Guaranty shall be secured by an assignment and pledge of and grant of a security interest in Guarantor's membership interest in Company pursuant to a Pledge Agreement of even date herewith (the "Pledge Agreement") executed by Guarantor in favor of Lender.

     2.3. Other Documents, Company and Guarantor agree to furnish such information and to execute such other documents or undertake any other acts as may be reasonably necessary to attach, perfect and maintain the security interests and assignments contemplated by a deed of trust, mortgage, assignment of rents and leases, Guaranty, Pledge Agreement and/or this Agreement, or as otherwise reasonably requested by Lender from time to time.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     Company represents and warrants to Lender (which representations and warranties will survive the delivery of the Line of Credit Note, each Term Note and shall continue so long as any sums remain outstanding under the Loan, this Agreement or any other Loan Document) as follows:

     3.1. Standing. Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of South Dakota. Company is duly qualified and is in good standing in every other jurisdiction where such qualification and good standing is required in order to conduct business in such jurisdiction. Company has the power and authority to own its property and to carry on its business.

     3.2. Authority. Company has the full power and authority to execute and deliver this Agreement and the other Loan Documents, and the same constitute the binding and enforceable obligations of Company in accordance with their terms. No consent or approval of the officers, members or managers of Company or any other person, entity, creditor, governmental department, agency or body are required as a condition to the effectiveness and validity of the Loan Documents. The execution of and performance by Company of its obligations under the Loan Documents has been duly authorized by all appropriate and required limited liability company proceedings and action and will not violate or contravene any provisions of law, Company's Articles of Organization, Operating Agreement or any indenture, agreement, lease, contract or other instrument governing or binding on Company.

     3.3. Litigation. There are no actions, suits, arbitration proceedings or other proceedings of any nature pending or, to the knowledge of Company, threatened, or any basis therefor, against or affecting Company or the Collateral at law or in equity, in any court or before any governmental department or agency, which may result in any material adverse change in the properties, assets, business or condition, financial or otherwise, of Company or the ability of Company to perform its obligations under this Agreement and/or the other Loan Documents.

     3.4. Conflicting Agreements. There are no provisions of any existing note, loan agreement, mortgage, indenture, contract or agreement binding on Company or affecting its property which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement and/or the Loan Documents. Company is not in default in any respect in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement or instrument to which it is a party.

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     3.5. Title and Liens. Company has good, valid and marketable title of record to its real and personal property, all of which is owned free and clear of all mortgages, liens, pledges, charges, attachments and other security interests and encumbrances of any nature, except as provided in this Agreement or disclosed on Schedule 5.1 attached hereto and incorporated herein by reference.

     3.6. Taxes. Company has filed all federal, state and other tax and similar returns and has paid or provided for the payment of all taxes and assessments due thereunder through the date of this Agreement, including without limitation, all withholding, FICA and franchise taxes.

     3.7. Financial Statements. The financial information Company is required to provide to Lender pursuant to Section 4.2 below shall be complete and correct and fairly and accurately present the financial condition of Company as of such date and the results of its operations for the period covered by such statements, prepared in accordance with Internal Revenue Service guidelines. Company has no material liabilities, direct or contingent, except those disclosed to Lender in writing. No information, exhibit or report furnished by Company to Bank in connection with the Loan, this Agreement or any other Loan Document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein incomplete or not materially misleading.

     3.8. Other. All statements by Company contained in any certificate, statement, document or other instrument or writing delivered by or on behalf of Company at any time pursuant to this Agreement or the other Loan Documents shall constitute representations and warranties made by Company hereunder. No representation or warranty of Company contained in this Agreement or any other Loan Document, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to Lender by or on behalf of Company contains, or will contain, any untrue statement of a material fact, or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading. To the best of Company's knowledge, all information material to the transactions contemplated in this Agreement has been expressly disclosed to Lender in writing.

     3.9. Regulation U. No part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any indebtedness incurred for any such purpose. If requested by Lender, Company will furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-l referred to in Regulation U to the foregoing effect.

     3.10 ERISA. Each "employee benefit plan", "employee pension benefit plan", "defined benefit plan" or "multi-employer benefit plan" (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended) which Company has established, maintained or to which it is required to contribute (collectively, the "Plans") is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (as amended, replaced or supplemented from time to time, "ERISA"), and the Internal Revenue Code and the rules and regulations thereunder as well as the Plan's terms and conditions. There have been no "prohibited transactions" and no "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan. Company has no "multi-employer benefit plan". Company has not incurred any liability to the Pension Benefit Guaranty Corporation in connection with a Plan, other than for premiums due in the ordinary course.

                                   ARTICLE IV
                      AFFIRMATIVE AND FINANCIAL COVENANTS

     So long as this Agreement remains in effect, or as long as there is any principal or interest due under the Loan, unless Lender shall otherwise consent in writing, Company shall:

     4.1. Books and Records; Inspections. Maintain proper books and records, and account for financial transactions, applied in a manner consistent with those used in the preparation of the financial statements referenced in Section 4.2 below, and permit Lender's officers and/or its authorized representatives or accountants to visit and inspect Company's properties, examine its books and records, and discuss its accounts and business with its respective officers, accountants and auditors, all at reasonable times upon reasonable notice. Without the prior written consent of Lender, Company shall not change in any material way the accounting principles upon which the financial statements referenced in Section 4.2 are prepared and based.

     4.2. Financial Reporting. Deliver to Lender financial information in such form and detail and at such times as are reasonable and satisfactory to Lender, including, without limitation:

          (a) Company's year end financial statements for Company's fiscal year 2004 (to include, but not be limited to, balance sheet, income statement, and net worth reconciliation), reviewed by a certified public accounting firm selected and approved by Company's audit committee) as soon as available but not later than one hundred twenty (120) days after the end of Company's'2004 fiscal year;

          (b) Company's year end audited financial statements for Company's fiscal year 2005 and each fiscal year of Company thereafter (to include, but not be limited to, balance sheet, income statement, and net worth reconciliation) audited by a certified public accounting firm selected and approved by Company's audit committee) as soon as available but not later than one hundred twenty (120) days after the end of Company's fiscal year;

          (c) Company's interim monthly financial statements (to include its unaudited statements of income for such monthly period and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year), signed and certified correct by the Chief Financial Officer or equivalent of Company (subject to normal year-end adjustments), as soon as available but not later than thirty (30) days after the end of such period;

          (d) Company's internally prepared quarterly balance sheets signed and certified correct by the Chief Financial Officer or equivalent of Company as soon as available but not later than thirty (30) days after the end of each quarter;

          (e) A report in form and substance satisfactory to Lender disclosing the Investor Equity committed and the amounts collected thereon within thirty (30) days after the end of each calendar month or at such other time as reasonably requested by Lender;

          (f) Guarantor's interim monthly financial statements (to include its unaudited statements of income for such monthly period and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year), signed and certified correct by the Chief Financial Officer or equivalent of Guarantor (subject to normal year-end adjustments), as soon as available but not later than thirty (30) days after the end of such period;

          (g) Guarantor's internally prepared quarterly balance sheets signed and certified correct by the Chief Financial Officer or equivalent of Guarantor as soon as available but not later than thirty (30) days after the end of each quarter;

          (h) Guarantor's federal income tax returns with all schedules attached within ten (10) days after the filing deadline for such returns; and

          (i) Such other financial information concerning Company and/or Guarantor as Lender may reasonably require from time to time.

All financial statements required hereunder shall be complete and correct in all respects and shall be prepared in reasonable detail.

     4.3. Payment of Debts, Taxes and Claims. Promptly pay and discharge prior to delinquency all debts, accounts, liabilities, taxes, assessments and other governmental charges or levies imposed upon, or due from, Company, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon any of its property, except that nothing herein contained shall be interpreted to require the payment of any such debt, account, liability, tax, assessment or charge so long as its validity is being contested in good faith by appropriate legal proceedings.

     4.4. Insurance. Company will purchase, pay for in advance, and at all times maintain insurance including but not limited to: (i) fire, windstorm and other hazards, casualties and contingencies covered by the "all-risk" form of insurance; (ii) public liability; (iii) workers' compensation and (iv) property damage as is customarily maintained by similar businesses and/or as Lender from time to time reasonably requires. Lender shall be named as loss payee on the Property which is Collateral following an Acquisition Advance.

     4.5 Property Maintenance. Keep its properties in good repair, working order, and condition and from time to time make any needful and proper repairs, renewals, replacements, extensions, additions, and improvements thereto so that the business of Company will be conducted at all times in accordance with prudent business management.

     4.6. Existence; Compliance With Laws. Take or cause to be taken such action as from time to time may be necessary to preserve and maintain its corporate existence in its jurisdiction of organization and qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is required and use due diligence to comply with all laws pertaining to the business or property of Company, or any part thereof, and with all other lawful government requirements relating to its business and property.

     4.7. Litigation; Adverse Events. Promptly inform Lender of the commencement of any material action, suit, proceeding or investigation against Company or Guarantor, or the making of any material counterclaim against Company or Guarantor and of all material liens against any of the Company's property and promptly advise Lender in writing of any other condition, event or act which comes to its attention that would or might materially prejudice Lender's rights under this Agreement or the Loan Documents.

     4.8. Notification. Notify Lender immediately if it becomes aware of the occurrence of any Event of Default (as defined under Article VI hereof) or of any fact, condition, or event that, only with the giving of notice or passage of time or both, would become an Event of Default, or if it becomes aware of a material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or results of operations of Company, or the failure of Company to observe any of its undertakings under the Loan Documents. Company shall also notify Lender in writing of any default under any other indenture, agreement, contract, lease or other instrument to which Company is a party or under which Company is obligated, and of any acceleration of the maturity of any material indebtedness of Company which default or acceleration could have a material adverse effect on Company or Company's business, and Company shall take all steps necessary to remedy promptly any such default, to protect against any such adverse claim, to defend any such proceeding and to resolve all such controversies.

     4.9. Inspections, Company shall allow Lender, its employees, officers, agents and representatives, at any time during normal business hours and at reasonable intervals, to inspect Company's operations, corporate books and records, financial books and records (including the right to make copies thereof) and to discuss Company's affairs, finances and accounts with Company's principal officers and independent public accountants. Company acknowledges that any reports and inspections conducted or generated by Lender or its agents or representatives, shall be made for the sole benefit of Lender and not for the benefit of Company or any third party, and Lender does not assume any liability, responsibility or obligation to Company or any third party by reason of such inspections or reports.

     4.10. Conduct of Business. Continue to engage in an efficient and economical manner in the business currently conducted by Company on the date of this Agreement.

     4.11. Debt Service Coverage Ratio. Company shall maintain at all times, on a rolling four-quarter average (for Company's four most recent fiscal quarters then ended), a Debt Service Coverage Ratio of not less than 1.50 to 1.0. The Debt Service Coverage Ratio shall be calculated as earnings before interest, income taxes, depreciation and amortization divided by principal and interest payments. Expenses of Company funded with loan proceeds from the refinance of a hotel(s) owned by Company where such loan proceeds are used for repair and maintenance of such hotel(s) shall be excluded from the determination of earnings before interest, income taxes, depreciation and amortization. The first quarterly calculation and measurement of the Debt Service Coverage Ratio shall March 30, 2005.

                                    ARTICLE V
                               NEGATIVE COVENANTS

     So long as this Agreement remains in effect, or as long as there is any principal or interest due under the Loan, this Agreement or any of the other Loan Documents, Company shall not, without the prior written consent of Lender:

     5.1. Liens. Create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance of any nature upon any of its personal properties or assets, whether now owned or hereafter acquired, except such security interests, mortgages, pledges, liens or other encumbrances created or granted by Company under or pursuant to this Agreement, allowed in connection with debt permitted under Section 5.4 below or in the ordinary course of its business, consistent with current practices such as purchase money security interests in favor of Company's trade creditors, or as disclosed in Schedule 5.1 attached to this Agreement and incorporated herein by reference.

     5.2. Fundamental Changes. Wind up, liquidate, or dissolve; reorganize, merge or consolidate with or into another entity, purchase or otherwise acquire all or substantially all of the assets of any corporation, limited liability company, partnership, or other entity, or any shares or similar interest in any other entity; terminate, amend or otherwise modify any of its organizational documents, including, but not limited to, its articles of organization, operating agreement or any other document relating in any respect to its organization, structure, voting rights or authority to act; provided, however, that Company may, without Lender's prior consent, purchase or otherwise acquire all or substantially all of the assets of any corporation, limited liability company, partnership, or other entity, or any shares or similar interest in any other entity, relating to the purchase of additional Property ("Permitted Transactions").

     5.3. Conduct of Business. Materially alter the character in which it conducts its business or the locations of such business or the nature of such business conducted at the date hereof.

     5.4. Debt. Without the prior written consent of Lender, create, incur, assume or suffer to exist any direct or indirect indebtedness, except:

          (a) Indebtedness under or pursuant to this Agreement or the other Loan Documents; or

          (b) Accounts payable to trade creditors for goods or services which are not aged more than the later of (i) sixty (60) days from the billing date, or (ii) ten (10) days from the due date, or (iii) the "special payment date" offered to Company from time to time by a particular trade creditor, and current operating liabilities (other than for borrowed money) which are not more than thirty (30) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings;

          (c) Debt incurred in connection with the purchase of furniture, fixtures and equipment required in the ordinary course of business, and Borrower may grant a purchase money security interest in such furniture, fixtures and equipment;

          (d) Debt incurred in connection with a Permitted Transaction; and

          (e) The debt listed in Schedule 5.4 attached to this Agreement and incorporated herein by reference.

     5.5. Investments. Acquire for investment purposes, investments that would not qualify as "customary and prudent investments", consistent with the current investment practices of Company.

     5.6. Loan. Directly or indirectly loan amounts to or guarantee the debts of any affiliate, subsidiary or parent of Company, or any shareholder, member, manager, partner, limited partner or officer thereof or of any member, officer or manager of Company or to any entity controlled by any such entity, member, officer or manager.

     5.7. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of the properties in Company's portfolio; provided, however, that in any fiscal year, Company may sell up to ten (10%) percent (including the property at the ten percent (10%) threshold) of Company's current portfolio of properties without Lender's prior consent. Lender will, in good faith, consider any request by Company to sell properties in excess of the ten percent (10%) threshold. Provided, further, that Company may rent rooms in the Property and sell its inventory in the ordinary course of business.

     5.8. Refinance. Company shall not refinance any Property where the principal amount of the debt exceeds seventy percent (70%) of the appraised value of such Property. Any loan proceeds from the refinancing of debt on Property in excess of the payoff balance of such debt ("Takeout Equity") shall not be distributed to Company's members, officers, investors, affiliates or any other related entity if before or after giving effect to such distribution all such distributions of Takeout Equity in the aggregate in any fiscal year of Company exceeds fifteen percent (15%) of Company's tangible net worth (with tangible net worth calculated in accordance with generally accepted accounting principles and measured at the time of such distribution).

                                   ARTICLE VI
                                EVENTS OF DEFAULT

     6.1. Events of Default. The occurrence of any one or more of the following events shall constitute a default by Company under this Agreement ("Event of Default"):


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

          (a) The non-payment, when due, whether by demand, acceleration or otherwise, of any principal and/or interest payment or the non-payment of any other fee or monetary obligation under the Loan, this Agreement or under any other Loan Document and the same remains unpaid for a period of ten (10) days after written notice from Lender to Company of such failure; or

          (b) A breach by Company in the performance or observance of any term, covenant or provision contained in Sections 4.8, 4.11, 5.1, 5.2, 5.4, 5.5,
     5.7 or 5.8 of this Agreement and the same remains unperformed or is not cured for a period often (10) days after written notice from Lender to Company of such failure; or

          (c) A breach by Company in the performance or observance of any agreement, term, covenant or condition contained herein (other than (a) or (b) above) or in the other Loan Documents and such failure shall not have been remedied within a period of thirty (30) days after written notice is given to Company of such default; or

          (d) Any information, representation or warranty made herein, in the Loan Documents or in any other writing furnished to Lender in connection with the Loan, this Agreement or any other Loan Document both before and after the execution hereof, shall be or become incomplete, misleading or false in any material respect; or

          (e) Company or Guarantor shall (i) fail to pay any indebtedness for borrowed money, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after any applicable grace/period, unless Company or Guarantors are contesting such failure in good faith through appropriate proceedings, and if requested by Lender, Company or Guarantor have bonded, reserved or otherwise provided for payment of such indebtedness; or (ii) fail to perform or observe any term, covenant, or condition on its or their part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure is to permit the acceleration of the maturity of such indebtedness; or (iii) the occurrence of any default under any contract, lease, agreement or obligation of Company or Guarantor beyond any applicable grace and/or cure period which default would, in Lender's discretion, materially affect Company or Guarantor's obligations under the Loan Documents, unless Company or Guarantor are contesting such default in good faith through appropriate proceedings, and if requested by Lender, Company or Guarantor have bonded, reserved or otherwise provided for payment of such indebtedness; or

          (f) Company or Guarantor shall (i) generally not pay, or be unable to pay, or admit in writing its inability to pay its debts as such debts become due; or (ii) make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or for a substantial part of its assets; or
     (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) have any such bankruptcy, reorganization, dissolution or readjustment of debt petition or application filed or any such proceeding commenced against it which is not discharged within thirty (30) days; or (v) take any action indicating consent to, approval of, or acquiescence in any such proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its assets and properties; or
     (vi) suffer any judgment, writ of attachment, execution or similar process to be issued or levied against all or a substantial part of its property or assets which is not released, stayed or bonded within thirty (30) days; or

          (g) Company transfers, sells, assigns, or conveys all or any material part of its assets or property without the prior written consent of Lender; or

          (h) Guarantor revokes or attempts to revoke its Guaranty, or repudiates its liability thereunder or is in default under the terms thereof or under the Pledge Agreement securing its Guaranty, or Guarantor dissolves or ceases to exist; or

          (i) Company shall fail to deposit the Investor Equity into the Escrow Account.

     6.2. Remedies. Upon the occurrence of an Event of Default beyond any applicable notice and cure period, the sums payable under the Loan (as well as any other indebtedness of Company to Lender or any affiliate or subsidiary of Lender) then outstanding, shall become forthwith due and payable in full, together with interest thereon, and Lender shall have no obligation to make any further Advances under the Line of Credit. Lender may resort to any and all security and to any remedy existing at law or in equity for the collection of all outstanding indebtedness and the enforcement of the covenants and provisions of the Loan Documents against Company. Lender's resort to any remedy, shall not prevent the concurrent and subsequent employment of any remedy or claim against Company.

     6.3. Waiver. Any waiver of an Event of Default by Lender shall not extend to or affect any subsequent Event of Default. No failure or delay by Lender in exercising any right hereunder shall operate as a waiver, nor shall any single or partial exercise of any right preclude any other right hereunder.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     7.1. Conditions Precedent to Closing. As a condition precedent to Closing, Company and Guarantor shall have delivered to Lender the following documents:

          (a) This Agreement and the Term Note evidencing the initial Equity Advance described above, duly executed by the authorized officers or managers of Company;

          (b) the Guaranty duly executed by Guarantor in favor of Lender and delivered to Lender;

          (c) The Pledge Agreement duly executed by Guarantor along with any financing statements or other instruments required by Lender to create, attach and/or perfect Lender's interest in the Collateral;

          (d) Certified copies of the Articles of Organization and Operating Agreement of Company and an appropriate resolution or authority of Company duly authorizing the execution and delivery of the Loan Documents and Company's performance hereunder and thereunder;

          (e) Company shall have delivered to Lender a certificate of good standing dated not more than thirty (30) days prior to the date of this Agreement from the South Dakota Secretary of State;

          (f) The payment of the origination fee, Lender's counsel's fees, and any other costs and expenses incurred by Lender in underwriting, documenting, securing and funding the Loan in immediately available funds;

          (g) An appropriate resolution from Guarantor authorizing the execution and delivery of its Guaranty and the Pledge Agreement and the performance of its obligations thereunder; and


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

          (h) Any other documents, instruments and reports as Lender shall reasonably request.

The documents set forth in subsections (a) - (c) above, along with any subsequent Term Notes, deeds of trust, mortgages, assignments of rents and leases and related documents shall be collectively referred to herein as the "Loan Documents".

     7.2. Conditions Precedent to an Equity Advance. Lender shall have no obligation to fund an Equity Advance until Company provides Lender with or satisfies all of the following requirements and Lender approves such requirements:

          (a) Company identifies to Lender the Property being acquired by Company by brand and address;

          (b) Company notifies Lender of the total Project Costs of the Property being acquired;

          (c) Company provides Lender with an MAI Appraisal Report of the Property being acquired meeting FIRREA guidelines and otherwise in form acceptable to Lender which establishes the fair market value of the Property being acquired; and

          (d) Company provides Lender with the equity requirement and a list of any Equity Investors who have committed Investor Equity along with the dollar amount of each Equity Investor's commitment.

     7.3. Conditions Precedent to an Acquisition Advance. Lender shall have no obligation to fund an Acquisition Advance until Company provides Lender with or satisfies all of the following requirements and Lender approves such requirements:

          (a) Company shall comply with and provide Lender with the items set forth in Section 7.2 above relating to an Equity Advance;

          (b) Along with the Term Note evidencing such Acquisition Advance, Company shall execute in favor of and deliver to Lender a deed of trust or mortgage and assignment of rents and leases encumbering the Property and constituting a valid and perfected first lien on the Property;

          (c) Company shall deliver to Lender a lender's title' policy in form and substance satisfactory to Lender and issued by a title company acceptable to Lender. Such title policy shall insure in the amount of the Acquisition Advance that the deed of trust or mortgage is a valid and subsisting first priority lien on the Property acquired with the Acquisition Advance, subject only to exceptions acceptable to Lender, and containing such endorsements required by Lender;

          (d) a duly certified ALTA/ACSM urban class survey showing the boundaries of the Property being acquired with the Acquisition Advance and all improvements thereon, with flood zone and wetlands certification, and showing the location of all encroachments, easements and other matters affecting such Property required to be shown in an ALTA urban class survey, with such survey in form and substance satisfactory to Lender;

          (e) A Phase I environmental site assessment of the Property being acquired with the Acquisition Advance meeting current ASTM Standards and otherwise in form and scope satisfactory to Lender and such other reports or studies of such Property as may be reasonably required by Lender, performed by an environmental consultant or engineer acceptable to Lender, which establishes the environmental condition of such Property as satisfactory to Lender;

          (f) Evidence satisfactory to Lender that all installments of general real estate taxes, special assessments and other levies against the Property being acquired with the Acquisition Advance have been paid in full; and

          (g) Such other matters and requirements as Lender may reasonably require in connection with its due diligence and underwriting of a particular Property being acquired with an Acquisition Advance.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1. Amendments. This Agreement may be amended or modified in whole or in part at any time provided that such amendment or modification be in writing and signed by the parties hereto.

     8.2. Expenses. All costs, expenses and liabilities incurred by Lender in the collection, or in attempting to collect, any indebtedness arising under the Loan Documents, and all reasonable attorneys' and paralegals' fees, costs and expenses incurred in connection with such matters, shall constitute a demand obligation owing by Company and shall bear interest at the highest rate of interest provided for under this Agreement. In addition, Company shall pay or reimburse Lender on demand for all costs and expenses, including reasonable attorneys' fees and costs, incurred by Lender in connection with the underwriting, documenting, negotiating, securing, closing, and funding of the Loan, including the attachment and recordation of Lender's security interest in the Collateral, and Lender's underwriting and due diligence in connection with the underwriting, documenting and funding of any Acquisition Advance or Equity Advance.

     8.3. Delay; Waiver. Any waiver of an Event of Default by Lender shall not extend to or affect any subsequent default, whether it be the same Event of Default or not, nor impair any right consequent thereon. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Agreement or of any instrument executed hereunder or pursuant hereto or consent to any departure by Company therefrom shall be effective unless the same shall be in writing, signed by an officer of Lender, and then only to the extent specified. All rights and remedies of Lender herein and by law afforded will be cumulative and will be available to Lender until the indebtedness of Company under the Loan Documents is paid in full.

     8.4. Notices. Any notice, request, authorization, approval or consent made hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, and shall be deemed given when delivered or postmarked and mailed postage prepaid to the following addresses:

     If to Lender:    First National Bank of Omaha
                      1620 Dodge Street
                      Stop 1050
                      Omaha, Nebraska 68197
                      Attn: Stuart Becker

     If to Company:   Summit Hotel Properties, LLC


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

                      2701 South Minnesota Avenue
                      Suite 6
                      Sioux Falls, South Dakota 57105
                      Attn: Hulyn Farr

     Lender and Company may designate a change of address by notice given in accordance with the provisions of this Subsection at least five (5) days before such change is to become effective.

     8.5. Transfer or Assignment. This Agreement shall extend to and be binding upon the successors and assigns of the parties hereto; provided, however, that Company shall not assign or transfer its rights or obligations hereunder without the prior written consent of Lender, and any such assignment or transfer without such consent shall be void. Lender may sell participations in the Line of Credit without notice to Company.

     8.6. Construction of Agreement. The titles and headings of the Subsections and paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such Subsections and paragraphs and shall not be given any consideration in the construction of this Agreement.

     8.7. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nebraska, exclusive of its choice of laws rules.

     A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day and year first above written.

                                        FIRST NATIONAL BANK OF OMAHA


                                        By: /s/ Stu Becker
                                            ------------------------------------
                                        Title: VP


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

                                        SUMMIT HOTEL PROPERTIES, LLC,
                                        by THE SUMMIT GROUP, INC.,
                                        its Company Manager


                                        By: /s/ Kerry W. Boekelheide
                                            ------------------------------------
                                            Kerry W. Boekelheide, President


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                                    EXHIBIT A
                                (TERM NOTE FORM)


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